Exhibit 99.1

News Release

Amkor Technology Completes Sale of $525 Million of its 6.625% Senior Notes due 2027 and

Announces Notice of Full Redemption of its 6.375% Senior Notes due 2022

TEMPE, AZ – March 15, 2019 – Amkor Technology, Inc. (Nasdaq: AMKR) (the “Company”) today announced that it has completed its previously announced offering of $525 million aggregate principal amount of its 6.625% Senior Notes due 2027 (the “2027 Notes”).

In addition, the Company today announced that it has issued a notice for the redemption of all $525 million aggregate principal amount of its outstanding 6.375% Senior Notes due 2022 (the “2022 Notes”), with the redemption to be effective on April 15, 2019. As provided in the indenture governing the 2022 Notes, the redemption price will be 101.594% of the principal amount of the 2022 Notes, or $1,015.94 per $1,000 principal amount thereof, paid in cash. In addition, the Company will pay accrued and unpaid interest on the 2022 Notes to, but excluding, the redemption date, in accordance with the terms of the indenture.

The Company expects to use all of the net proceeds of the 2027 Notes offering, together with cash on hand, to fund the redemption of the 2022 Notes and to pay related fees and expenses. Pending the use of the proceeds of the 2027 Notes Offering, the Company intends to invest the proceeds in cash, cash equivalents, investment grade securities or other short-term marketable securities. The Company expects to record a one-time charge in the second quarter of 2019 of approximately $8 million for early extinguishment of debt.

A notice of redemption of the 2022 Notes is being sent to all currently registered holders of the 2022 Notes by U.S. Bank National Association, the trustee under the indenture governing the 2022 Notes. Copies of the notice and additional information relating to the procedure for redemption may be obtained from U.S. Bank National Association by calling 1-(800)-934-6802 (toll-free). This announcement does not constitute a notice of redemption of the 2022 Notes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the 2027 Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The 2027 Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The 2027 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the expected use of proceeds from the offering, statements regarding the completion of the redemption, the potential interest savings and the charge for early extinguishment of debt. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that the redemption of the 2022 Notes will be completed. Other important risk factors that could affect the outcome of the events set forth in these statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. The Company undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts

Amkor Technology, Inc.

Vincent Keenan

Vice President, Investor Relations

480-786-7594

vincent.keenan@amkor.com